Exhibit A-32

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

OF

McCLEAN AVENUE PLAZA CORP.

(Under Section 402 of the Business Corporation Law)

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies that:

FIRST: The name of the corporation is McClean Avenue Plaza Corp. (the “Corporation”).

SECOND: The Corporation is formed for the following purposes:

(a) To acquire, by purchase, lease, or otherwise, lands and interest in lands, and to own, hold, improve, develop, and manage any real estate so acquired, and to erect, or cause to be erected, on any lands owned, held, or occupied by the Corporation, buildings or other structures, with their appurtenances, and to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures, now or hereby erected on any lands so owned, held, or occupied, and to encumber or dispose of any lands or interest in lands, and any buildings or other structures, and any stores, shops, suites, rooms, or part of any buildings or other structures, at any time owned or held by the Corporation.

(b) To acquire, by purchase, lease, manufacture or otherwise, any personal property deemed necessary or useful in the equipment, furnishing, improvement, development, or management of any property, real or personal, at any time owned, held, or occupied by the Corporation and to invest, trade, and deal in any personal property deemed beneficial to the Corporation, and to encumber or dispose of any personal property at any time owned or held by the Corporation.

(c) To do and participate in all things necessary, suitable or proper for the accomplishment of any of the Corporation’s purposes or powers and the attainment of any of its objects or incidental to or growing out of or connected with such purposes, powers and objects or any of them.

The purposes set forth above shall not be deemed to limit the Corporation from engaging in any lawful business in which a corporation organized under the provisions of the Business Corporation Law of the State of New York may engage.

THIRD: The office of the Corporation shall be located in the Town of Islip, County of Suffolk and the State of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 200, of Common Stock, $1.00 par value per share.

FIFTH: The Secretary of State is hereby designated the agent of the Corporation upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of the process against the Corporation which may be served upon him is c/o Kenneth Gordon, Barovick Konecky Schwartz Kay & Schiff, One Dag Hammarskjold Plaza, New York, New York 10017.

IN WITNESS WHEREOF, the undersigned has made, signed and acknowledged this Certificate of Incorporation this 7th day of November, 1980.

/s/ Kathy E. Eshleman
Kathy E. Eshleman
Barovick Konecky Schwartz Kay & Schiff
One Dag Hammarskjold Plaza
New York, New York 10017

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On this 7th day of November, 1980, before me personally came Kathy E. Eshleman, to me known and known to me to be the person described in who executed the foregoing Certificate, and she acknowledged to me that she executed same.

/s/ Bernice Rutsky
Bernice Rutsky
Notary Public, State of New York
No. 44340782
Filed in Rockland County
Commission Expires March ,

CERTIFICATE OF INCORPORATION OF McCLEAN AVENUE PLAZA CORP. (Under Section 402 of the Business Corporation Law)

BAROVICK KONECKY BRAUN SCHWARTZ & KAY

A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

ONE DAG HAMMARSKJOLD PLAZA

NEW YORK, N. Y. 10017

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

McCLEAN AVENUE PLAZA CORP.

(Under Section 805 of the Business Corporation Law)

The undersigned, pursuant to the provisions of Section 805(a) of the Business Corporation Law of the State of New York, hereby amends the Certificate of Incorporation of McClean Avenue Plaza Corp., a New York corporation (the “Corporation”), and certifies that:

FIRST: The name of the Corporation is McClean Avenue Plaza Corp.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York, on the 14th day of November, 1980.

THIRD: Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FIRST: The name of the corporation is McLean Avenue Plaza Corp. (the “Corporation”).

FOURTH: The Corporation has no shareholders and no subscribers for shares whose subscriptions have been accepted and has elected no directors or officers. The amendment hereinabove receited has been authorized by the written consent of the sole incorporator of the Corporation.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury this 21st day of November, 1980.

/s/ Kathy E. Eshleman
Kathy E. Eshleman
Sole Incorporator

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF McCLEAN AVENUE PLAZA CORP. (Under Section 805 of the Business Corporation Law)

BAROVICK KONECKY BRAUN SCHWARTZ & KAY A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS ONE DAG HAMMARSKJOLD PLAZA NEW YORK, N. Y. 10017

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF CHANGE OF THE CERTIFICATE OF INCORPORATION OF
McLean Avenue Plaza Corp. (Under Section 805A of the Business Corporation Law)

The undersigned, pursuant to the provisions of Section 805(a) of the Business Corporation Law of the State of New York, hereby amends the Certificate of Incorporation of McLean Avenue Plaza Corp., a New York corporation (the “Corporation”), and certifies that:

FIRST: The name of the Corporation is McLean Avenue Plaza Corp.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York on November 14, 1980 under the name McClean Avenue Corp.

THIRD: The Certificate of Incorporation is hereby amended pursuant to Section 805(a) of the Business Corporation Law, to effect a change of the post office address to which the Secretary of State shall mail a copy of process against the Corporation served upon him.

FOURTH: The paragraph in the Certificate of Incorporation of the Corporation which refers to the designation of event for service of process is hereby amended to read as follows:

“The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of each process against it served upon him is in care of Kenneth Gordon, Esq., Tenzer, Greenblatt, Fallon & Kaplan, 405 Lexington Avenue, New York, New York 10174.”

FIFTH: The change of the Certificate of Incorporation was authorized by the unanimous written consent of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 21st day of May, 1981.

/s/ Ira Waldbaum
President - Ira Waldbaum

/s/ Kenneth Gordon
Secretary - Kenneth Gordon

CERTIFICATE OF CHANGE

OF THE

CERTIFICATE OF INCORPORATION

OF

McLEAN AVENUE PLAZA CORP.

TENZER, GREENBLATT, FALLON & KAPLAN COUNSELLORS AT LAW THE CHRYSLER BUILDING 405 LEXINGTON AVENUE NEW YORK, N.Y. 10174

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

Certificate of Change

of

MCLEAN AVENUE PLAZA CORP.

(Under Section 805-A of the Business Corporation Law)

FIRST: The name of the corporation (the “corporation”) is

MCLEAN AVENUE PLAZA CORP.

The name under which the corporation was formed is

MCCLEAN AVENUE PLAZA CORP.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on

11-14-1980

THIRD: The certificate of incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon said Secretary of State and to accomplish said change, the statement in the certificate of incorporation relating to said post office address is hereby stricken and the following statement is substituted in lieu thereof:

“The post office address within the State of New York to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him is c/o UNITED STATES CORPORATION COMPANY 80 State Street, Albany, New York 12207.”

FOURTH: A notice of the proposed change was mailed by the undersigned to the corporation not less than 30 days prior to the date of the delivery of this certificate to the Department of State and the corporation has not objected thereto. The person signing this certificate is the agent of the corporation to whose address the Secretary of State of New York is required to mail copies of process.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:	March 3, 1997

UNITED STATES CORPORATION COMPANY

s\ William G. Popeo
William G. Popeo, Vice President

s\ John H. Pelletier
John H. Pelletier, Asst. Secretary

CERTIFICATE OF CHANGE

of

MCLEAN AVENUE PLAZA CORP.

(Under Section 805-A of the Business Corporation Law)

Anne Grigorakos UNITED STATES CORPORATION COMPANY 375 Hudson Street, 11th Floor New York, New York 10014

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

Certificate of Change

of

Certificate of Incorporation

of

MCLEAN AVENUE PLAZA CORP.

Pursuant to Section 805-A of the Business Corporation Law

IT IS HEREBY CERTIFIED:

FIRST: The name of the corporation is MCLEAN AVENUE PLAZA CORP.

SECOND: The Certificate of Incorporation was filed by the Department of State of the State of New York on 11/14/80, under the original name: Mcclean Avenue PLAZA Corp

THIRD: The change to the Certificate of Incorporation effected by this Certificate of Change is as follows:

To change the Paragraph which sets forth, the service of process address of the Corporation. The Paragraph shall read as follows:

The Secretary of State of the State of New York is hereby designated as agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon him is c/o BLUMBERGEXCELSIOR CORPORATE SERVICES, INC., 62 WHITE ST., NY, NY 10013

FOURTH: The certificate of change was authorized first by the board, followed by vote of the holders of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned Assistant Secretary has executed this Certificate of Change this 27TH day of December, 2002.

MCLEAN AVENUE PLAZA CORP.

/s/ Jose Mojica
JOSE MOJICA
ASSISTANT SECRETARY

Certificate of Change

of

Certificate of Incorporation

of

MCLEAN AVENUE PLAZA CORP.

Pursuant to Section 805-A of the Business Corporation Law

BLU-39

BILLED

Filed By:

BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

62 WHITE ST.

NEW YORK, NY 10013

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

NYS Department of State

Division of Corporations, Records and UCC

Albany, NY 12231-0002

www.dos.state.ny.us

MCLEAN AVENUE PLAZA CORP.

ATTN: TAX DEPARTMENT

2 PARAGON DRIVE

MONTVALE NJ 07645

Business Corporation

Biennial Statement

662989

For Internal Use Only

Filed By:	KH

Cash # (if different than film #):

Required Fee:	$9.00
Filing Period:	11/2010

(Make checks payable to the Department of State)

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer
ATTN: TAX DEPT 2 PARAGON DR MONTVALE NY 07645	Name
Sam Martin
Address
Attn: Tax Dept 2 Paragon Drive
	City	State	Zip
	Montvale	NJ	07645

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substituted)
MCLEAN AVENUE PLAZA CORP. ATTN: TAX DEPARTMENT 2 PARAGON DRIVE MONTVALE NJ 07645	Address Line 1

Address Line 2

	City	State	Zip

Part 3: Address for Service of Process
C/O BLUMBERGEXCELSIOR CORPORATE SERVICES, INC. 62 WHITE ST. NEW YORK NY 10013	Name

Address

	City	State	Zip

Part 4: Farm Corporation Exemption
☐ Check if applicable	This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filing fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

/s/ Michael Gualtieri	Michael Gualtieri
Signature	Name of Signer (Please Print)

Vice President
Title of Signer (Please Print)

DOS-1179 (08/08)